Exhibit 11

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of February 3, 2023, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of ordinary shares of Arrival, a joint stock company governed by the laws of the Grand Duchy of Luxembourg, and such statement to which this Joint Filing Agreement is attached as Exhibit 11 is filed on behalf of each of the undersigned.

DATE: February 3, 2023

KINETIK S.À R.L.

By:	/s/ Csaba Horváth
Name: Csaba Horváth
Title: Manager

/s/ Csaba Horváth
Name: Csaba Horváth

/s/ Anthony Julius
Name: Anthony Julius

/s/ Gilles Dusemon
Name: Gilles Dusemon

THE KINETIK FOUNDATION

By:	/s/ Gavin Ferguson
Name: Gavin Ferguson
Title: Councillor

FB Family Office Limited, Councillor

By:	/s/ Gavin Ferguson
Name: Gavin Ferguson
Title: Director

By:	/s/ Tess Bisson
Name: Tess Bisson
Title: Director